Exhibit 10.22

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

WHEREAS, Dr. John P. Kostuik (“Executive”) and K2M, Inc. (the “Company”) are parties to an employment agreement, effective as of August 12, 2010, as amended March 10, 2014 (the “Agreement”) setting forth the terms of Executive’s employment by the Company; and
WHEREAS, Executive and the Company desire to amend the Agreement effective as of the date hereof.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Executive and the Company agree that the Agreement is amended as follows effective immediately. Capitalized terms used herein without definition shall have the meanings assigned to such terms under the Agreement.
1.Section 6.1 is hereby deleted in its entirety and replaced as follows:

“6.1    Definition of “Change of Control.” For purposes of this Agreement, “Change of Control” shall have the meaning ascribed to such term in the K2M Group Holdings, Inc. 2016 Omnibus Incentive Plan.”
2.Section 6.2(a) is hereby deleted in its entirety and replaced as follows:

“ (a)     Upon a Change of Control, one hundred percent (100%) of any unvested options, restricted stock or restricted stock units held by the Executive immediately prior to the Change of Control shall immediately and automatically vest and, in the case of options, shall be fully exercisable.”
3.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on this 22nd day of February, 2017.

EXECUTIVE

/s/ John P. Kostuik
Name: John P. Kostuik, MD

K2M, INC.

/s/ Eric D. Major
Name: Eric D. Major